Exhibit 99.1

INVESTOR RELATIONS: Caroline Rodda 212.810.3442	MEDIA RELATIONS: Patrick Scanlan 212.810.3622

BlackRock Reports Full Year 2024 Diluted EPS of $42.01, or $43.61 as adjusted Fourth Quarter 2024 Diluted EPS of $10.63, or $11.93 as adjusted
New York, January 15, 2025 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months and year ended December 31, 2024.

$11.6 trillion in AUM following a record $641 billion of full year net inflows, including $281 billion in the fourth quarter

14% increase in full year revenue driven by the positive impact of markets on average AUM, organic base fee growth, and fees on AUM acquired in the GIP Transaction, as well as higher performance fees and technology service revenue

21% increase in full year operating income (23% as adjusted)

15% increase in full year diluted EPS also reflects lower nonoperating income and a higher effective tax rate in the current year

$4.7 billion returned to shareholders in 2024, including $1.6 billion of share repurchases

Previously announced agreement to acquire HPS Investment Partners to create an integrated private credit franchise with approximately $220 billion in pro-forma client assets

Laurence D. Fink, Chairman and CEO:

“Clients entrusted BlackRock with a record $641 billion of net inflows in 2024, including $281 billion in the fourth quarter for two consecutive record flows quarters. 2024 was also a milestone year for strategic acquisitions grounded in client service, technology and scale. Our closing of GIP and planned acquisitions of HPS and Preqin are expected to significantly scale and enhance our private markets investment and data capabilities.

“For many companies, periods of M&A contribute to a pause in client engagement. At BlackRock, clients are instead embracing and rewarding our strategy. Client activity accelerated into the fourth quarter, resulting in 7% organic base fee growth and 12% technology services ACV growth. Our operating model delivered exceptional performance in a year of meaningful change. We crossed $20 billion of annual revenue, up 14% from 2023. As adjusted operating income grew by 23%, and our industry-leading margin of 44.5% was up 280 basis points.

“Our record organic growth and financial results do not yet reflect the full integration or pending acquisitions of the high-growth businesses of GIP, HPS and Preqin. And we’ve steadily made organic investments ahead of structural trends that we expect to drive outsized growth in the years ahead.

“BlackRock’s world-class talent is central to our significant growth and sustained performance. We have a longstanding, deliberate strategy of systematically elevating our strongest leaders around the world. We’re excited to again have a number of them taking on expanded roles this year. BlackRock’s leadership team alongside top talent from GIP, HPS and Preqin position us to serve our clients with excellence and seize the opportunities ahead of us.

“In the 25 years since our IPO, BlackRock has delivered a 21% compounded annual total return for our shareholders, compared to 8% in the S&P 500. BlackRock enters 2025 with more growth and upside potential than ever. This is just the beginning.”

FINANCIAL RESULTS					NET FLOW HIGHLIGHTS(1)
(in millions,	Q4	Q4	Full Year			Q4	Full Year
except per share data)	2024	2023	2024	2023	(in billions)	2024	2024
AUM	$11,551,251	$10,008,995	$11,551,251	$10,008,995	Long-term net flows:	$201	$489
% change	15%		15%
Average AUM	$11,555,434	$9,384,929	$10,804,007	$9,220,700	By region:
% change	23%		17%		Americas	$116	$317
Total net flows	$281,416	$95,647	$641,351	$288,695	EMEA	74	149
					APAC	11	23
GAAP basis:
Revenue	$5,677	$4,631	$20,407	$17,859	By client type:
% change	23%		14%
Operating income	$2,075	$1,585	$7,574	$6,275	Retail:	$5	$24
% change	31%		21%		US	3	19
Operating margin	36.6%	34.2%	37.1%	35.1%	International	2	5
Net income(1)	$1,670	$1,375	$6,369	$5,502
% change	21%		16%		ETFs:	$143	$390
Diluted EPS	$10.63	$9.15	$42.01	$36.51	Core equity	75	175
% change	16%		15%		Strategic	18	113
Weighted-average					Cryptocurrency	18	41
diluted shares	157.0	150.2	151.6	150.7	Other precision	32	61
% change	5%		1%
					Institutional:	$53	$74
As Adjusted(2):					Active	25	64
Operating income	$2,326	$1,716	$8,110	$6,593	Index	28	9
% change	36%		23%
Operating margin	45.5%	41.6%	44.5%	41.7%
Net income(1)	$1,874	$1,451	$6,612	$5,692	Cash management net flows	$81	$153
% change	29%		16%
Diluted EPS	$11.93	$9.66	$43.61	$37.77
% change	23%		15%		Total net flows	$281	$641
_________________________					_________________________

(1)   Net income represents net income attributable to BlackRock, Inc.
(2)   See pages 10 through 12 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

					(1) Totals may not add due to rounding.

BUSINESS RESULTS

					Q4 2024
			Q4 2024		Base fees(1)
			Base fees(1)	December 31, 2024	and securities
	Q4 2024	December 31, 2024	and securities	AUM	lending revenue
(in millions), (unaudited)	Net flows	AUM	lending revenue	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$4,650	$1,015,827	$1,105	9%	25%
ETFs	142,641	4,230,375	1,815	37%	41%
Institutional:
Active	25,126	2,136,749	962	18%	22%
Index	28,251	3,247,637	242	28%	5%
Total institutional	53,377	5,384,386	1,204	46%	27%
Long-term	200,668	10,630,588	4,124	92%	93%
Cash management	80,748	920,663	293	8%	7%
Total	$281,416	$11,551,251	$4,417	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$22,830	$2,870,656	$1,991	25%	45%
Index and ETFs	177,838	7,759,932	2,133	67%	48%
Long-term	200,668	10,630,588	4,124	92%	93%
Cash management	80,748	920,663	293	8%	7%
Total	$281,416	$11,551,251	$4,417	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$126,566	$6,310,191	$2,142	55%	48%
Fixed income	23,784	2,905,669	950	25%	22%
Multi-asset	24,307	992,921	326	8%	7%
Alternatives:
Private markets	4,730	211,974	480	2%	11%
Liquid alternatives	1,165	76,390	146	1%	3%
Currency and commodities(2)	20,116	133,443	80	1%	2%
Total alternatives	26,011	421,807	706	4%	16%
Long-term	200,668	10,630,588	4,124	92%	93%
Cash management	80,748	920,663	293	8%	7%
Total	$281,416	$11,551,251	$4,417	100%	100%

(1)
Base fees include investment advisory and administration fees.
(2)
Amounts include cryptocurrency and commodity ETFs and exchange-traded products ("ETPs").

INVESTMENT PERFORMANCE AT December 31, 2024(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	69%	79%	82%
Tax-exempt	69%	42%	45%
Index AUM within or above applicable tolerance	97%	99%	98%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	47%	44%	64%
Systematic	93%	89%	93%
Index AUM within or above applicable tolerance	94%	99%	100%

(1)
Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 14 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Martin S. Small, will host a teleconference call for investors and analysts on Wednesday, January 15, 2025 at 7:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (786) 460-7166, or from outside the United States, (866) 409-1555, shortly before 7:30 a.m. and reference the BlackRock Conference Call (ID Number 6231688). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

The webcast will be available for replay by 10:30 a.m. (Eastern Time) on Wednesday, January 15, 2025. To access the replay of the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	December 31,				September 30,
	2024	2023	Change		2024	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$4,256	$3,448	$808		$3,881	$375
Securities lending revenue	161	157	4		149	12
Total investment advisory, administration fees and securities lending revenue	4,417	3,605	812		4,030	387
Investment advisory performance fees	451	311	140		388	63
Technology services revenue	428	379	49		403	25
Distribution fees	322	303	19		323	(1)
Advisory and other revenue	59	33	26		53	6
Total revenue	5,677	4,631	1,046		5,197	480

Expense
Employee compensation and benefits	1,885	1,503	382		1,578	307
Sales, asset and account expense:
Distribution and servicing costs	565	502	63		549	16
Direct fund expense	389	318	71		379	10
Sub-advisory and other	42	35	7		34	8
Total sales, asset and account expense	996	855	141		962	34
General and administration expense	596	589	7		562	34
Restructuring charge	-	61	(61)		-	-
Amortization and impairment of intangible assets	125	38	87		89	36
Total expense	3,602	3,046	556		3,191	411

Operating income	2,075	1,585	490		2,006	69

Nonoperating income (expense)
Net gain (loss) on investments	(18)	265	(283)		177	(195)
Interest and dividend income	212	159	53		236	(24)
Interest expense	(166)	(82)	(84)		(154)	(12)
Total nonoperating income (expense)	28	342	(314)		259	(231)

Income before income taxes	2,103	1,927	176		2,265	(162)
Income tax expense	442	438	4		574	(132)
Net income	1,661	1,489	172		1,691	(30)
Less:
Net income (loss) attributable to noncontrolling interests	(9)	114	(123)		60	(69)
Net income attributable to BlackRock, Inc.	$1,670	$1,375	$295		$1,631	$39

Weighted-average common shares outstanding
Basic	155.0	148.7	6.3		148.0	6.9
Diluted	157.0	150.2	6.8		149.6	7.4
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$10.78	$9.25	$1.53		$11.02	$(0.24)
Diluted	$10.63	$9.15	$1.48		$10.90	$(0.27)
Cash dividends declared and paid per share	$5.10	$5.00	$0.10		$5.10	$-

Supplemental information:

AUM (end of period)	$11,551,251	$10,008,995	$1,542,256		$11,475,362	$75,889
Shares outstanding (end of period)	154.9	148.5	6.4		148.0	7.0
GAAP:
Operating margin	36.6%	34.2%	240	bps	38.6%	(200)	bps
Effective tax rate	20.9%	24.2%	(330)	bps	26.0%	(510)	bps
As adjusted:
Operating income (1)	$2,326	$1,716	$610		$2,128	$198
Operating margin (1)	45.5%	41.6%	390	bps	45.8%	(30)	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$39	$199	$(160)		$190	$(151)
Net income attributable to BlackRock, Inc. (3)	$1,874	$1,451	$423		$1,715	$159
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$11.93	$9.66	$2.27		$11.46	$0.47
Effective tax rate	20.8%	24.2%	(340)	bps	26.0%	(520)	bps

See pages 10 through 12 for the reconciliation to accounting principles generally accepted in the United States ("GAAP") and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. Beginning in the first quarter of 2024, BlackRock, Inc. updated the presentation of the Company’s expense line items within the condensed consolidated statements of income by including a new “sales, asset and account expense” income statement caption. Such expense line items have been recast for 2023 to conform to this new presentation. For a recast of 2023 expense line items, see page 12 of Exhibit 99.1 to the Current Report on Form 8-K furnished on April 12, 2024.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

	Year Ended
	December 31,
	2024	2023	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$15,485	$13,724	$1,761
Securities lending revenue	615	675	(60)
Total investment advisory, administration fees and securities lending revenue	16,100	14,399	1,701
Investment advisory performance fees	1,207	554	653
Technology services revenue	1,603	1,485	118
Distribution fees	1,273	1,262	11
Advisory and other revenue	224	159	65
Total revenue	20,407	17,859	2,548

Expense
Employee compensation and benefits	6,546	5,779	767
Sales, asset and account expense:
Distribution and servicing costs	2,171	2,051	120
Direct fund expense	1,464	1,331	133
Sub-advisory and other	140	116	24
Total sales, asset and account expense	3,775	3,498	277
General and administration expense	2,221	2,095	126
Restructuring charge	-	61	(61)
Amortization and impairment of intangible assets	291	151	140
Total expense	12,833	11,584	1,249

Operating income	7,574	6,275	1,299

Nonoperating income (expense)
Net gain (loss) on investments	492	699	(207)
Interest and dividend income	767	473	294
Interest expense	(538)	(292)	(246)
Total nonoperating income (expense)	721	880	(159)

Income before income taxes	8,295	7,155	1,140
Income tax expense	1,783	1,479	304
Net income	6,512	5,676	836
Less:
Net income (loss) attributable to noncontrolling interests	143	174	(31)
Net income attributable to BlackRock, Inc.	$6,369	$5,502	$867

Weighted-average common shares outstanding
Basic	150.0	149.3	0.7
Diluted	151.6	150.7	0.9
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$42.45	$36.85	$5.60
Diluted	$42.01	$36.51	$5.50
Cash dividends declared and paid per share	$20.40	$20.00	$0.40

Supplemental information:

AUM (end of period)	$11,551,251	$10,008,995	$1,542,256
Shares outstanding (end of period)	154.9	148.5	6.4
GAAP:
Operating margin	37.1%	35.1%	200	bps
Effective tax rate	21.9%	21.2%	70	bps
As adjusted:
Operating income (1)	$8,110	$6,593	$1,517
Operating margin (1)	44.5%	41.7%	280	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$533	$648	$(115)
Net income attributable to BlackRock, Inc. (3)	$6,612	$5,692	$920
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$43.61	$37.77	$5.84
Effective tax rate	23.5%	21.4%	210	bps

See pages 10 through 12 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. Beginning in the first quarter of 2024, BlackRock, Inc. updated the presentation of the Company’s expense line items within the condensed consolidated statements of income by including a new “sales, asset and account expense” income statement caption. Such expense line items have been recast for 2023 to conform to this new presentation. For a recast of 2023 expense line items, see page 12 of Exhibit 99.1 to the Current Report on Form 8-K furnished on April 12, 2024.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	September 30,	inflows		Market		December 31,
	2024	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Retail:
Equity	$521,270	$(127)	$-	$(7,209)	$(8,816)	$505,118	$514,867
Fixed income	324,245	4,155	-	(4,823)	(4,936)	318,641	321,799
Multi-asset	154,078	(424)	-	(1,909)	(767)	150,978	152,157
Alternatives	41,608	1,046	-	(1,009)	(555)	41,090	41,243
Retail subtotal	1,041,201	4,650	-	(14,950)	(15,074)	1,015,827	1,030,066
ETFs:
Equity	3,061,840	110,601	-	(43,614)	(22,429)	3,106,398	3,090,667
Fixed income	1,019,176	11,834	-	(34,956)	(10,402)	985,652	1,005,156
Multi-asset	10,036	1,070	-	(153)	(219)	10,734	10,281
Alternatives	97,283	19,136	-	11,332	(160)	127,591	115,012
ETFs subtotal	4,188,335	142,641	-	(67,391)	(33,210)	4,230,375	4,221,116
Institutional:
Active:
Equity	225,361	(2,050)	-	2,432	(6,895)	218,848	222,045
Fixed income	873,385	(1,509)	-	(18,258)	(13,290)	840,328	851,910
Multi-asset	833,975	23,844	-	(8,141)	(21,639)	828,039	835,579
Alternatives	178,223	4,841	69,875	448	(3,853)	249,534	230,800
Active subtotal	2,110,944	25,126	69,875	(23,519)	(45,677)	2,136,749	2,140,334
Index:
Equity	2,472,528	18,142	-	46,933	(57,776)	2,479,827	2,493,289
Fixed income	806,888	9,304	-	(14,389)	(40,755)	761,048	780,330
Multi-asset	3,426	(183)	-	(1)	(72)	3,170	3,325
Alternatives	2,653	988	-	19	(68)	3,592	3,149
Index subtotal	3,285,495	28,251	-	32,562	(98,671)	3,247,637	3,280,093
Institutional subtotal	5,396,439	53,377	69,875	9,043	(144,348)	5,384,386	5,420,427
Long-term	10,625,975	200,668	69,875	(73,298)	(192,632)	10,630,588	10,671,609
Cash management	849,387	80,748	-	2,521	(11,993)	920,663	883,825
Total	$11,475,362	$281,416	$69,875	$(70,777)	$(204,625)	$11,551,251	$11,555,434
Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	September 30,	inflows		Market		December 31,
	2024	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Active:
Equity	$492,193	$(8,057)	$-	$(6,198)	$(10,775)	$467,163	$480,255
Fixed income	1,171,739	1,580	-	(22,623)	(16,822)	1,133,874	1,148,283
Multi-asset	988,035	23,420	-	(10,050)	(22,404)	979,001	987,720
Alternatives	219,824	5,887	69,875	(560)	(4,408)	290,618	272,039
Active subtotal	2,871,791	22,830	69,875	(39,431)	(54,409)	2,870,656	2,888,297
Index and ETFs:
ETFs:
Equity	3,061,840	110,601	-	(43,614)	(22,429)	3,106,398	3,090,667
Fixed income	1,019,176	11,834	-	(34,956)	(10,402)	985,652	1,005,156
Multi-asset	10,036	1,070	-	(153)	(219)	10,734	10,281
Alternatives	97,283	19,136	-	11,332	(160)	127,591	115,012
ETFs subtotal	4,188,335	142,641	-	(67,391)	(33,210)	4,230,375	4,221,116
Non-ETF index:
Equity	2,726,966	24,022	-	48,354	(62,712)	2,736,630	2,749,946
Fixed income	832,779	10,370	-	(14,847)	(42,159)	786,143	805,756
Multi-asset	3,444	(183)	-	(1)	(74)	3,186	3,341
Alternatives	2,660	988	-	18	(68)	3,598	3,153
Non-ETF index subtotal	3,565,849	35,197	-	33,524	(105,013)	3,529,557	3,562,196
Index and ETFs subtotal	7,754,184	177,838	-	(33,867)	(138,223)	7,759,932	7,783,312
Long-term	$10,625,975	$200,668	$69,875	$(73,298)	$(192,632)	$10,630,588	$10,671,609
Current Quarter Component Changes by Product Type (Long-Term)
		Net
	September 30,	inflows		Market		December 31,
	2024	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Equity	$6,280,999	$126,566	$-	$(1,458)	$(95,916)	$6,310,191	$6,320,868
Fixed income	3,023,694	23,784	-	(72,426)	(69,383)	2,905,669	2,959,195
Multi-asset	1,001,515	24,307	-	(10,204)	(22,697)	992,921	1,001,342
Alternatives:
Private markets	141,409	4,730	69,875	(746)	(3,294)	211,974	193,493
Liquid alternatives	75,990	1,165	-	240	(1,005)	76,390	76,211
Currency and commodities(4)	102,368	20,116	-	11,296	(337)	133,443	120,500
Alternatives subtotal	319,767	26,011	69,875	10,790	(4,636)	421,807	390,204
Long-term	$10,625,975	$200,668	$69,875	$(73,298)	$(192,632)	$10,630,588	$10,671,609

(1)
Amounts include AUM attributable to the acquisition of Global Infrastructure Management, LLC ("GIP") in October 2024 (the "GIP Transaction").
(2)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(4)
Amounts include cryptocurrency and commodity ETFs and ETPs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	December 31,	inflows		Market		December 31,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Retail:
Equity	$435,734	$15,285	$4,074	$54,257	$(4,232)	$505,118	$485,161
Fixed income	312,799	11,671	-	1,483	(7,312)	318,641	316,520
Multi-asset	139,537	(2,328)	-	14,420	(651)	150,978	147,169
Alternatives	41,627	(261)	-	69	(345)	41,090	41,087
Retail subtotal	929,697	24,367	4,074	70,229	(12,540)	1,015,827	989,937
ETFs:
Equity	2,532,631	236,357	-	359,322	(21,912)	3,106,398	2,845,456
Fixed income	898,403	112,341	-	(16,291)	(8,801)	985,652	948,250
Multi-asset	9,140	1,025	-	841	(272)	10,734	9,451
Alternatives	59,125	40,710	-	27,919	(163)	127,591	89,331
ETFs subtotal	3,499,299	390,433	-	371,791	(31,148)	4,230,375	3,892,488
Institutional:
Active:
Equity	186,688	5,380	-	30,876	(4,096)	218,848	207,929
Fixed income	836,823	(2,843)	-	16,885	(10,537)	840,328	841,830
Multi-asset	717,182	54,887	-	72,798	(16,828)	828,039	774,210
Alternatives	171,980	7,023	69,875	3,618	(2,962)	249,534	191,190
Active subtotal	1,912,673	64,447	69,875	124,177	(34,423)	2,136,749	2,015,159
Index:
Equity	2,138,291	(31,454)	-	420,860	(47,870)	2,479,827	2,333,824
Fixed income	756,001	42,500	-	(5,068)	(32,385)	761,048	759,871
Multi-asset	4,945	(1,906)	-	204	(73)	3,170	3,693
Alternatives	3,252	234	-	165	(59)	3,592	2,912
Index subtotal	2,902,489	9,374	-	416,161	(80,387)	3,247,637	3,100,300
Institutional subtotal	4,815,162	73,821	69,875	540,338	(114,810)	5,384,386	5,115,459
Long-term	9,244,158	488,621	73,949	982,358	(158,498)	10,630,588	9,997,884
Cash management	764,837	152,730	-	10,606	(7,510)	920,663	806,123
Total	$10,008,995	$641,351	$73,949	$992,964	$(166,008)	$11,551,251	$10,804,007
Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows		Market		December 31,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Active:
Equity	$427,448	$(6,333)	$4,074	$48,479	$(6,505)	$467,163	$461,583
Fixed income	1,123,422	9,184	-	18,516	(17,248)	1,133,874	1,133,152
Multi-asset	856,705	52,553	-	87,221	(17,478)	979,001	921,364
Alternatives	213,603	6,760	69,875	3,687	(3,307)	290,618	232,274
Active subtotal	2,621,178	62,164	73,949	157,903	(44,538)	2,870,656	2,748,373
Index and ETFs:
ETFs:
Equity	2,532,631	236,357	-	359,322	(21,912)	3,106,398	2,845,456
Fixed income	898,403	112,341	-	(16,291)	(8,801)	985,652	948,250
Multi-asset	9,140	1,025	-	841	(272)	10,734	9,451
Alternatives	59,125	40,710	-	27,919	(163)	127,591	89,331
ETFs subtotal	3,499,299	390,433	-	371,791	(31,148)	4,230,375	3,892,488
Non-ETF index:
Equity	2,333,265	(4,456)	-	457,514	(49,693)	2,736,630	2,565,331
Fixed income	782,201	42,144	-	(5,216)	(32,986)	786,143	785,069
Multi-asset	4,959	(1,900)	-	201	(74)	3,186	3,708
Alternatives	3,256	236	-	165	(59)	3,598	2,915
Non-ETF index subtotal	3,123,681	36,024	-	452,664	(82,812)	3,529,557	3,357,023
Index and ETFs subtotal	6,622,980	426,457	-	824,455	(113,960)	7,759,932	7,249,511
Long-term	$9,244,158	$488,621	$73,949	$982,358	$(158,498)	$10,630,588	$9,997,884
Year-over-Year Component Changes by Product Type (Long-Term)
		Net
	December 31,	inflows		Market		December 31,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Equity	$5,293,344	$225,568	$4,074	$865,315	$(78,110)	$6,310,191	$5,872,370
Fixed income	2,804,026	163,669	-	(2,991)	(59,035)	2,905,669	2,866,471
Multi-asset	870,804	51,678	-	88,263	(17,824)	992,921	934,523
Alternatives:
Private markets	136,909	9,457	69,875	(1,803)	(2,464)	211,974	154,597
Liquid alternatives	74,233	(2,609)	-	5,482	(716)	76,390	75,402
Currency and commodities(4)	64,842	40,858	-	28,092	(349)	133,443	94,521
Alternatives subtotal	275,984	47,706	69,875	31,771	(3,529)	421,807	324,520
Long-term	$9,244,158	$488,621	$73,949	$982,358	$(158,498)	$10,630,588	$9,997,884

(1)
Amounts include AUM attributable to the GIP Transaction and the acquisition of SpiderRock Advisors, LLC in May 2024 (the "SpiderRock Transaction").
(2)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)
Amounts include cryptocurrency and commodity ETFs and ETPs.

SUMMARY OF REVENUE

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$558	$484	$74	$553	$5	$2,166	$2,000	$166
ETFs	1,375	1,102	273	1,309	66	5,124	4,418	706
Non-ETF index	209	183	26	198	11	784	743	41
Equity subtotal	2,142	1,769	373	2,060	82	8,074	7,161	913
Fixed income:
Active	494	468	26	493	1	1,952	1,897	55
ETFs	360	311	49	354	6	1,367	1,230	137
Non-ETF index	96	85	11	93	3	369	353	16
Fixed income subtotal	950	864	86	940	10	3,688	3,480	208
Multi-asset	326	299	27	325	1	1,278	1,203	75
Alternatives:
Private markets	480	251	229	235	245	1,196	889	307
Liquid alternatives	146	138	8	143	3	568	572	(4)
Currency and commodities(1)	80	44	36	63	17	247	185	62
Alternatives subtotal	706	433	273	441	265	2,011	1,646	365
Long-term	4,124	3,365	759	3,766	358	15,051	13,490	1,561
Cash management	293	240	53	264	29	1,049	909	140
Total investment advisory, administration fees and securities lending revenue	4,417	3,605	812	4,030	387	16,100	14,399	1,701
Investment advisory performance fees:
Equity	112	61	51	13	99	161	99	62
Fixed income	22	2	20	3	19	34	4	30
Multi-asset	10	5	5	1	9	24	28	(4)
Alternatives:
Private markets	108	149	(41)	7	101	308	273	35
Liquid alternatives	199	94	105	364	(165)	680	150	530
Alternatives subtotal	307	243	64	371	(64)	988	423	565
Total investment advisory performance fees	451	311	140	388	63	1,207	554	653
Technology services revenue	428	379	49	403	25	1,603	1,485	118
Distribution fees	322	303	19	323	(1)	1,273	1,262	11
Advisory and other revenue:
Advisory	14	15	(1)	11	3	49	81	(32)
Other	45	18	27	42	3	175	78	97
Total advisory and other revenue	59	33	26	53	6	224	159	65
Total revenue	$5,677	$4,631	$1,046	$5,197	$480	$20,407	$17,859	$2,548

(1)
Amounts include cryptocurrency and commodity ETFs and ETPs.

Highlights

•
Investment advisory, administration fees and securities lending revenue increased $812 million from the fourth quarter of 2023 and $387 million from the third quarter of 2024, primarily driven by organic base fee growth, the impact of market beta on average AUM and approximately $230 million of fees related to AUM acquired in the GIP Transaction.

Securities lending revenue of $161 million increased from $157 million in the fourth quarter of 2023 and $149 million in the third quarter of 2024.

•
Performance fees increased $140 million from the fourth quarter of 2023, reflecting higher revenue from liquid alternative and long-only products, partially offset by lower revenue from private markets products.

Performance fees increased $63 million from the third quarter of 2024, primarily driven by higher revenue from private markets and long-only products, partially offset by strong performance from a single hedge fund with an annual performance measurement period that ends in the third quarter.

•
Technology services revenue increased $49 million from the fourth quarter of 2023 and $25 million from the third quarter of 2024, reflecting the successful onboarding of a number of new clients. Technology services annual contract value (“ACV”)(1) increased 12% from the fourth quarter of 2023, driven by strong demand for a full range of Aladdin technology offerings.

(1)
See note (4) to the condensed consolidated statements of income and supplemental information on page 12 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Operating expense
Employee compensation and benefits	$1,885	$1,503	$382	$1,578	$307	$6,546	$5,779	$767
Sales, asset and account expense(1):
Distribution and servicing costs	565	502	63	549	16	2,171	2,051	120
Direct fund expense	389	318	71	379	10	1,464	1,331	133
Sub-advisory and other	42	35	7	34	8	140	116	24
Total sales, asset and account expense	996	855	141	962	34	3,775	3,498	277
General and administration expense:
Marketing and promotional	92	87	5	64	28	314	309	5
Occupancy and office related	113	105	8	105	8	421	418	3
Portfolio services	68	68	-	65	3	262	270	(8)
Technology	182	186	(4)	175	7	674	607	67
Professional services	88	67	21	67	21	277	195	82
Communications	10	11	(1)	10	-	39	47	(8)
Foreign exchange remeasurement	(7)	(4)	(3)	3	(10)	-	(6)	6
Contingent consideration fair value adjustments	(28)	2	(30)	(2)	(26)	(36)	3	(39)
Other general and administration	78	67	11	75	3	270	252	18
Total general and administration expense	596	589	7	562	34	2,221	2,095	126
Restructuring charge	-	61	(61)	-	-	-	61	(61)
Amortization and impairment of intangible assets	125	38	87	89	36	291	151	140
Total operating expense	$3,602	$3,046	$556	$3,191	$411	$12,833	$11,584	$1,249

(1)
Beginning in the first quarter of 2024, BlackRock, Inc. updated the presentation of the Company’s expense line items within the condensed consolidated statements of income by including a new “sales, asset and account expense” income statement caption. Such expense line items have been recast for 2023 to conform to this new presentation. For a recast of 2023 expense line items, see page 12 of Exhibit 99.1 to the Current Report on Form 8-K furnished on April 12, 2024.

Highlights

•
Employee compensation and benefits expense increased $382 million from the fourth quarter of 2023 and $307 million from the third quarter of 2024, primarily reflecting higher incentive compensation as a result of higher performance fees and operating income. Fourth quarter 2024 employee compensation and benefit expense was also impacted by the GIP Transaction, including nonrecurring retention-related deferred compensation expense(1).
•
Sales, asset and account expense increased $141 million from the fourth quarter of 2023 and $34 million from the third quarter of 2024, driven by higher distribution and servicing costs and direct fund expense, primarily reflecting higher average AUM.
•
General and administration expense increased $7 million from the fourth quarter of 2023 and $34 million from the third quarter of 2024, primarily associated with the acquisition-related costs(1) in connection with the GIP Transaction, including transaction costs recorded in professional services expense, partially offset by lower contingent consideration fair value adjustments. The general and administration expense increase from the third quarter of 2024 also included higher seasonal marketing and promotional expense.
•
Amortization and impairment of intangible assets(1) increased $87 million from the fourth quarter of 2023 and $36 million from the third quarter of 2024, primarily reflecting amortization of intangible assets acquired in the GIP Transaction. In addition, third quarter 2024 amortization and impairment of intangible assets included the impact of a $50 million noncash impairment charge related to certain of the Company's indefinite-lived management contracts.
•
In the fourth quarter of 2023, a restructuring charge(1) of $61 million, comprised of severance and compensation expense for accelerated vesting of previously granted deferred compensation awards, was recorded in connection with initiatives to reorganize specific platforms, primarily Aladdin and private markets.

(1)
These expenses have been excluded from the Company's "as adjusted" financial results under the expense adjustments for acquisition-related costs and restructuring charge, as applicable. See pages 10 through 12 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Nonoperating income (expense), GAAP basis	$28	$342	$(314)	$259	$(231)	$721	$880	$(159)
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	(9)	114	(123)	60	(69)	143	174	(31)
Nonoperating income (expense), net of NCI	37	228	(191)	199	(162)	578	706	(128)
Less: Hedge gain (loss) on deferred cash compensation plans(1)	(2)	29	(31)	9	(11)	45	58	(13)
Nonoperating income (expense), net of NCI, as adjusted(2)	$39	$199	$(160)	$190	$(151)	$533	$648	$(115)

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Net gain (loss) on investments, net of NCI
Private equity	$(42)	$68	$(110)	$9	$(51)	$(10)	$349	$(359)
Real assets	(5)	2	(7)	13	(18)	14	13	1
Other alternatives(3)	8	17	(9)	9	(1)	41	49	(8)
Other investments(4)	42	15	27	20	22	127	66	61
Hedge gain (loss) on deferred cash compensation plans(1)	(2)	29	(31)	9	(11)	45	58	(13)
Subtotal	1	131	(130)	60	(59)	217	535	(318)
Other income/gain (expense/loss)(5)	(10)	20	(30)	57	(67)	132	(10)	142
Total net gain (loss) on investments, net of NCI	(9)	151	(160)	117	(126)	349	525	(176)
Interest and dividend income	212	159	53	236	(24)	767	473	294
Interest expense	(166)	(82)	(84)	(154)	(12)	(538)	(292)	(246)
Net interest income (expense)	46	77	(31)	82	(36)	229	181	48
Nonoperating income (expense), net of NCI	37	228	(191)	199	(162)	578	706	(128)
Less: Hedge gain (loss) on deferred cash compensation plans(1)	(2)	29	(31)	9	(11)	45	58	(13)
Nonoperating income (expense), net of NCI, as adjusted(2)	$39	$199	$(160)	$190	$(151)	$533	$648	$(115)

(1)
Amounts relate to the gains (losses) from economically hedging certain BlackRock deferred cash compensation plans.
(2)
Management believes nonoperating income (expense), net of NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP, see notes to the condensed consolidated statements of income and supplemental information on pages 10 through 12.
(3)
Amounts primarily include net gains (losses) related to credit funds, direct hedge fund strategies and hedge fund solutions.
(4)
Amounts primarily include net gains (losses) related to BlackRock's seed investment portfolio, net of impact of certain hedges.
(5)
Amounts for the three months and year ended December 31, 2024, include earnings (losses) from certain equity method minority investments, which the Company recorded within nonoperating income (expense) beginning in the first quarter of 2024 and noncash pre-tax gains (losses) related to the revaluation of certain minority investments. In addition, amount for the year ended December 31, 2024 includes a pre-tax gain of approximately $66 million in connection with a transaction related to a minority investment in EquiLend Holdings, LLC and a noncash pre-tax gain in connection with the SpiderRock Transaction of approximately $19 million.

summary of INCOME TAX EXPENSE

	Three Months			Three Months
	Ended			Ended		Year Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Income tax expense	$442	$438	$4	$574	$(132)	$1,783	$1,479	$304
Effective tax rate	20.9%	24.2%	(330) bps	26.0%	(510) bps	21.9%	21.2%	70 bps

Highlights

•
Fourth quarter 2024 income tax expense includes $63 million of discrete tax benefits related to the realization of capital losses from changes in the Company’s organizational tax structure. In addition, fourth quarter 2024 income tax expense includes a $14 million net noncash tax expense related to the revaluation of certain deferred income tax liabilities.
•
Third quarter 2023 income tax expense included approximately $223 million of discrete tax benefits related to the resolution of certain outstanding tax matters.

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2024	2023	2024	2024	2023
Operating income, GAAP basis	$2,075	$1,585	$2,006	$7,574	$6,275
Non-GAAP expense adjustments:
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans (a)	-	28	7	43	57
Amortization and impairment of intangible assets (b)	125	38	89	291	151
Acquisition-related compensation costs (b)	116	2	11	148	17
Acquisition-related transaction costs (b)(1)	38	-	17	90	7
Contingent consideration fair value adjustments (b)	(28)	2	(2)	(36)	3
Lease costs - New York (c)	-	-	-	-	14
Restructuring charge (d)	-	61	-	-	61
Reduction of indemnification asset (e)(1)	-	-	-	-	8
Operating income, as adjusted (1)	$2,326	$1,716	$2,128	$8,110	$6,593
Revenue, GAAP basis	$5,677	$4,631	$5,197	$20,407	$17,859
Non-GAAP adjustments:
Distribution fees	(322)	(303)	(323)	(1,273)	(1,262)
Investment advisory fees	(243)	(199)	(226)	(898)	(789)
Revenue used for operating margin measurement	$5,112	$4,129	$4,648	$18,236	$15,808
Operating margin, GAAP basis	36.6%	34.2%	38.6%	37.1%	35.1%
Operating margin, as adjusted (1)	45.5%	41.6%	45.8%	44.5%	41.7%

(1)
Amounts included within general and administration expense.

See note (1) to the condensed consolidated statements of income and supplemental information on pages 11 and 12 for more information on as adjusted items.

RECONCILIATION OF GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2024	2023	2024	2024	2023
Nonoperating income (expense), GAAP basis	$28	$342	$259	$721	$880
Less: Net income (loss) attributable to NCI	(9)	114	60	143	174
Nonoperating income (expense), net of NCI	37	228	199	578	706
Less: Hedge gain (loss) on deferred cash compensation plans (a)	(2)	29	9	45	58
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted (2)	$39	$199	$190	$533	$648

See notes (1) and (2) to the condensed consolidated statements of income and supplemental information on pages 11 and 12 for more information on as adjusted items.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions, except per share data), (unaudited)	2024	2023	2024	2024	2023
Net income attributable to BlackRock, Inc., GAAP basis	$1,670	$1,375	$1,631	$6,369	$5,502
Non-GAAP adjustments(1):
Net impact of hedged deferred cash compensation plans (a)	2	(1)	(2)	(1)	(1)
Amortization and impairment of intangible assets (b)	94	28	67	218	114
Acquisition-related compensation costs (b)	87	1	8	110	12
Acquisition-related transaction costs (b)	28	-	13	66	5
Contingent consideration fair value adjustments (b)	(21)	2	(2)	(27)	3
Lease costs - New York (c)	-	-	-	-	11
Restructuring charge (d)	-	46	-	-	46
Income tax matters	14	-	-	(123)	-
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,874	$1,451	$1,715	$6,612	$5,692
Diluted weighted-average common shares outstanding	157.0	150.2	149.6	151.6	150.7
Diluted earnings per common share, GAAP basis	$10.63	$9.15	$10.90	$42.01	$36.51
Diluted earnings per common share, as adjusted (3)	$11.93	$9.66	$11.46	$43.61	$37.77

(1)
Non-GAAP adjustments, excluding income tax matters, are net of tax.

See note (3) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with GAAP; however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow. Management reviews non-GAAP financial measures, in addition to GAAP financial measures, to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance comparability for the reporting periods presented. Non-GAAP financial measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Computations and reconciliations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance, to determine the long-term and annual compensation of the Company’s senior-level employees and to evaluate the Company’s relative performance against industry peers. Furthermore, this metric eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•
Operating income, as adjusted, includes the following non-GAAP expense adjustments:
(a)
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans. The Company excludes compensation expense related to the market valuation changes on certain deferred cash compensation plans, which the Company hedges economically. For these deferred cash compensation plans, the final value of the deferred amount to be distributed to employees in cash upon vesting is determined based on the returns on specified investment funds. The Company recognizes compensation expense for the appreciation (depreciation) of the deferred cash compensation liability in proportion to the vested amount of the award during a respective period, while the net gain (loss) to economically hedge these plans is immediately recognized in nonoperating income (expense), which creates a timing difference impacting net income. This timing difference will reverse and offset to zero over the life of the award at the end of the multi-year vesting period. Management believes excluding market valuation changes related to the deferred cash compensation plans in the calculation of operating income, as adjusted, provides useful disclosure to both management and investors of the Company’s financial performance over time as these amounts are economically hedged, while also increasing comparability with other companies.
(b)
Acquisition-related costs. Acquisition related costs include adjustments related to amortization and noncash impairment of intangible assets, other acquisition-related costs, including professional services expense and compensation costs for nonrecurring retention-related deferred compensation, and contingent consideration fair value adjustments incurred in connection with certain acquisitions. Management believes excluding the impact of these expenses when calculating operating income, as adjusted, provides a helpful indication of the Company’s financial performance over time, thereby providing helpful information for both management and investors while also increasing comparability with other companies.
(c)
Lease costs – New York. In 2023, the Company continued to recognize lease expense within general and administration expense for both its current headquarters located at 50 Hudson Yards in New York and prior headquarters until the Company's lease on its prior headquarters expired in April 2023. The Company began lease payments related to its current headquarters in May 2023, but began recording lease expense in August 2021 when it obtained access to the building to begin its tenant improvements. Prior to the Company’s move to its current headquarters in February 2023, the impact of lease costs related to 50 Hudson Yards was excluded from operating income, as adjusted. In February 2023, the Company completed the majority of its move to 50 Hudson Yards and no longer excluded the impact of these lease costs. Subsequently, from February 2023 through April 2023, the Company excluded the impact of lease costs related to the Company's prior headquarters. Management believes excluding the impact of these respective New York lease costs (“Lease costs – New York”) when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and ongoing operations, and enhances comparability among periods presented.

(d)
Restructuring charge. In the fourth quarter of 2023, the Company recorded a restructuring charge, comprised of severance and compensation expense for accelerated vesting of previously granted deferred compensation awards, in connection with initiatives to reorganize specific platforms, primarily Aladdin and private markets. Management believes excluding the impact of these restructuring charges when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and ongoing operations, and enhances comparability among periods presented.
(e)
Reduction of indemnification asset. In connection with a previous acquisition, BlackRock recorded an $8 million indemnification asset. Due to the resolution of certain tax matters in the third quarter of 2023, BlackRock recorded $8 million of general and administration expense to reflect the reduction of the indemnification asset and an offsetting $8 million tax benefit. The $8 million general and administrative expense and $8 million tax benefit have been excluded from as adjusted results as there was no impact on BlackRock’s book value.
•
Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods. Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, excludes the gain (loss) on the economic hedge of certain deferred cash compensation plans. As the gain (loss) on investments and derivatives used to hedge these compensation plans over time substantially offsets the compensation expense related to the market valuation changes on these deferred cash compensation plans, which is included in operating income, GAAP basis, management believes excluding the gain (loss) on the economic hedge of the deferred cash compensation plans when calculating nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure for both management and investors of BlackRock’s nonoperating results that impact book value.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

For each period presented, the non-GAAP adjustments were tax effected at the respective blended rates applicable to the adjustments. Amounts for income tax matters in 2024 include a discrete tax benefit of $137 million recognized in connection with the reorganization and establishment of a more efficient global intellectual property and technology platform and corporate structure. This discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the intellectual property reorganization. In addition, amounts for 2024 include a net noncash expense of $14 million associated with the revaluation of deferred tax liabilities related to intangible assets and goodwill as a result of tax rate changes. This discrete tax expense has been excluded from the as adjusted results as it does not have a cash flow impact as well as to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted-average common shares outstanding.

(4) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services’ ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services revenue over time, as it is linked to the net new business in technology services. ACV represents forward-looking, annualized estimated value of the recurring subscription fees under client contracts, assuming all client contracts that come up for renewal are renewed, unless we have received a notice of termination, even though such notice may not be effective until a later date. ACV also includes the annualized estimated value of new sales, for existing and new clients, when we execute client contracts, even though the recurring fees may not be effective until a later date and excludes nonrecurring fees such as implementation and consulting fees.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and may contain information that is not purely historical in nature. Such information may include, among other things, projections and forecasts. There is no guarantee that any forecasts made will come to pass. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of recent or future acquisitions or divestitures, including the acquisitions of HPS (the “HPS Transaction”), Preqin (the “Preqin Transaction”) and the GIP Transaction (together with the HPS Transaction and the Preqin Transaction, the “Transactions”); (7) BlackRock’s ability to integrate acquired businesses successfully, including the Transactions; (8) risks related to the HPS Transaction and the Preqin Transaction, including delays in the expected closing date of the HPS Transaction or the Preqin Transaction, the possibility that either or both of the HPS Transaction or the Preqin Transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the possibility that expected synergies and value creation from the HPS Transaction or the Preqin Transaction will not be realized, or will not be realized within the expected time period; and the risk of impacts to business and operational relationships related to disruptions from the HPS Transaction or the Preqin Transaction; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of artificial intelligence; (13) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to BlackRock’s reputation; (18) increasing focus from stakeholders regarding environmental, social and governance matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (20) climate-related risks to BlackRock’s business, products, operations and clients; (21) the ability to attract, train and retain highly qualified and diverse professionals; (22) fluctuations in the carrying value of BlackRock’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of BlackRock; (24) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers of BlackRock to fulfill their obligations to BlackRock; (26) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds platform; (28) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2024 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2024. The performance data does not include accounts terminated prior to December 31, 2024 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares® funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2024 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.